Exhibit 5.1
PARR WADDOUPS BROWN
GEE & LOVELESS

Attorneys at Law

May 30, 2007

The Board of Directors
ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001

Re:
Registration Statement on Form S-8 filed by ULURU Inc., a Nevada corporation (the “Company”) with respect to the ULURU Inc. 2006 Equity Incentive Plan, as amended by the First amendment to the 2006 Equity Incentive Plan (the “Plan”)

Gentlemen:

We refer you to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended, for registration of the additional 4,000,000 common shares of the Company (the “Shares”) authorized pursuant to the First Amendment to the 2006 Equity Incentive Plan (the “Amendment), all of which the Company has represented are reserved for future grants under the Plan.

In connection with the opinions expressed below, we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein.  In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to the opinion hereafter expressed, we have relied upon certificates of public officials and statements or certificates of officers of representatives of the Company and others.

We have assumed that all awards made under the Plan will be made pursuant to the Plan, in full accordance with the terms and conditions of the Plan.

Based on the foregoing, we advise you that, in our opinion that, when issued to Plan participants in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Parr Waddoups Brown Gee & Loveless, PC

PARR WADDOUPS BROWN GEE & LOVELESS, PC

185 South Street ● Suite 1300 ● Salt Lake City, Utah 84111-1537
Telephone (801) 532-7840 ● Facsimile (801) 532-7750 ● Website: www.pwlaw.com